Exhibit 99.1

Allied Nevada: Metallurgical Milling Test Results Show Combined

Recoveries of 87.2% for Gold and 81.7% for Silver at Hycroft

Provides Update on Metallurgical Programs for Oxide and Sulfide Mineralization

September 15, 2010 Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-Amex: ANV) is pleased to announce that is has received positive initial metallurgical results for milling oxides at its wholly owned Hycroft mine, located near Winnemucca, Nevada. Results of the metallurgical testing on eight (8) oxide composite samples show average recoveries of 84.0% for gold and 65.6% for silver can be achieved through a flotation circuit with cyanidation of the tailings. The eight composites were comprised of samples taken from the various deposits on the property. The highest recoveries were achieved in the Vortex and Brimstone areas, where the largest volume of resource is located. When combined with indicated recoveries of sulfide mineralization of 88% for gold and 86% for silver, overall recoveries of 87.2% for gold and 81.7% for silver may be achieved through a milling circuit.

At present, two one thousand (1,000) kilogram bulk samples are undergoing pilot plant testing which is designed to simulate the proposed milling-flotation-cyanidation flowsheet. An additional 46 sulfide composite samples are undergoing flotation and cyanidation of tailings test work to confirm overall recoveries. In addition, 24 column leach tests on run-of-mine oxide mineralization are in progress.

Management estimates that approximately 20% of the required metallurgical testing for a mill feasibility study has been completed to date. Due to the very large size of the current resource and the scope of the milling scenario, management intends to conduct sulfide test work on a total of approximately 100 composite samples, distributed throughout the deposit. Management believes that this level of test work will allow for final flow sheet and plant design and that this test work will be completed by mid-2011.

The goal for oxide testing is to determine the optimum crush size and to continue to assess the potential economic benefit of grinding and milling oxide mineralization. Based upon the large size of the current oxide resource, management believes that additional column leach and grinding test work will be required on approximately 100 oxide composite samples. This test work is expected to be completed in the first half of 2011.

Further details the results of the oxide milling and past oxide and sulfide metallurgical testing is contained in the recently filed NI 43-101 compliant Technical Report dated August 27, 2010 and filed with SEDAR.

Sulfide Metallurgical Testing to Date

The goal of the sulfide metallurgical program is to provide information for the anticipated mill feasibility study, expected to be completed in the second half of 2011. All testing to date has been completed to a feasibility study standard. Allied Nevada has completed initial and secondary metallurgical testing along with variability analysis on 27 samples of sulfide mineralization taken from various areas of the property.

The previously announced results indicate:

•	Sulfide mineralization is amenable to simple, conventional flotation technology.

•	Coarse grind to 100 microns.

•	Bond work index of 15.6 kWh/t, or equivalent to a moderate hardness.

•	Rougher flotation and cyanidation of the tailing indicates overall recoveries averaging approximately 88% for gold and 86% for silver.

•

Sulfide sulfur content of the cleaner concentrate is approximately 25%. This level of sulfur has produced an exothermic reaction in pressure oxidation, roasting and smelting operations. This type of exothermic reaction will reduce the amount of energy required to operate these process plants, reducing overall process costs.

•	Overall flotation concentration in excess of 20:1.

•	Direct relationship between recovery of sulfides and metals.

•	Key sulfides are pyrite, marcasite (Au) and pyrargerite (Ag) (see Table 1).

•	Flotation concentration is amenable to roasting, smelting or pressure oxidation.

No metallurgical optimization test work has been completed for the variability tests. The ore types for the 27 samples tested to date ranged from highly silica-based to highly clay-bearing material; however, the clay-bearing materials represent a very small percentage of the sulfide mineralization. The metallurgical testing process is being optimized for each ore type, as management believes that recoveries could improve.

Table 1. Composite Cleaner Flotation Concentrate Mineralogy

Mineral Constituent	Mineral Mass %
Pyrite/Marcasite	72.00%
Chalcopyrite	0.13%
Arsenopyrite	0.26%
Other Sulfides	0.07%
Quartz	16.60%
Feldspar	3.15%
Clays	2.01%
Micas	4.15%
Other Silicates	0.04%
Ti Oxides	0.19%
Other Oxides	0.04%
Native Sulfur	0.25%
Sulfates	1.04%
Carbonates	0.01%
Ag Minerals	0.01%
Other	0.05%
Total	100.00%

Multi-element analysis conducted on 154 holes drilled at Hycroft indicates that only trace amounts of mercury exist below 150 meters, predominantly where the sulfide mineralization occurs.

Ongoing Metallurgical Programs Update	2

Oxide Metallurgical Testing to Date

Current run-of-mine leach performance is consistent with historical gold recoveries of 56.6% and silver recoveries are averaging approximately 12% for a silver to gold ounce production ratio of 2:1. Crushing approximately 30% of the total current ore feed is expected to improve overall recoveries to approximately 60% for gold and 14% for silver. The first crushing system is expected to be in place in the third quarter of 2010 and two additional crushers are expected to be added as more siliceous ore becomes available over the next 18 months.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning the timing, results, indications, benefits of and resources needed for exploration, test work, the crushing systems and engineering assessments ; management’s expectations regarding recoveries, including the prospects for improving recoveries; expectations regarding potential growth and optimization opportunities; results of evaluation of underlying sulfide mineralization at Hycroft; results of evaluation of the benefits of crushing oxide mineralization; results of metallurgical testing on oxide and sulfide mineralization; reserve and resource estimates; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to Allied Nevada’s lack of operating history; risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Hycroft and other activities; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

The technical contents of this news release have been reviewed and verified by Scott Wilson of Scott E. Wilson Consulting Inc., who is a Qualified Person as defined by National Instrument 43-101. Scott Wilson is an independent consultant for Allied Nevada and is the Qualified Person for Allied Nevada Gold Corp.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(416) 409-6007

or visit the Allied Nevada website at www.alliednevada.com

Ongoing Metallurgical Programs Update	3